Exhibit 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR AS TO SAID COMMON SHARES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AIRNET COMMUNICATIONS COPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE MINIMUM BORROWING NOTE

FOR VALUE RECEIVED, each of AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the “Parent”), and the other companies listed on Exhibit A attached hereto (such other companies together with the Parent, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 or its registered assigns or successors in interest (collectively, the “Holder”), the sum of Four Million Dollars ($4,000,000) together with any accrued and unpaid interest hereon, on November 8, 2008 (the “Maturity Date”) if not sooner paid (or converted) hereunder.

Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement among the Companies and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the “Security Agreement”).

The following terms shall apply to this Minimum Borrowing Note (this “Note”):

ARTICLE I

CONTRACT RATE

1.1 Contract Rate. Subject to Sections 4.2 and 5.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2%) per annum (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Subject to Section 1.2, the Contract Rate shall not at any time be less than six percent (6%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on December 1, 2005 on the first business day of each consecutive calendar month thereafter through and including the Maturity Date (or any date of prepayment permitted hereunder or under the Security Agreement) and on the Maturity Date (or any date of prepayment permitted hereunder or under the Security Agreement), whether by acceleration or otherwise.

1.2 Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date (each a “Determination Date”) and shall be subject to adjustment as set forth herein. If (i) the Parent shall have registered the shares of the Common Stock underlying the conversion of the Minimum Borrowing Note and each Warrant on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”), and (ii) the closing price of the Common Stock on the Principal Market, as reported by Bloomberg, L.P., for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by 200 basis points (200 b.p.) (2%) for each incremental twenty-five percent (25%) increase in such closing price of the Common Stock above the then applicable Fixed Conversion Price. Notwithstanding the foregoing (and anything to the contrary contained herein), in no event shall the Contract Rate at any time be less than zero percent (0%).

ARTICLE II

LOANS; PAYMENTS UNDER THIS NOTE

2.1 Loans. All Loans evidenced by this Note shall be made in accordance with the terms and provisions of the Security Agreement.

2.2 No Effective Registration. Notwithstanding anything to the contrary herein, the Holder shall not be required to accept shares of Common Stock as payment following a conversion by the Holder if there fails to exist an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued (unless such shares of Common Stock can be transferred under Rule 144 under the Securities Act without regard to volume limitation), or if an Event of Default hereunder exists and is continuing, unless such requirement is otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

2.3 Optional Redemption in Cash. The Companies will have the option of prepaying this Note (“Optional Redemption”) by paying to the Holder a sum of money equal to (a) one hundred twenty percent (120%) of the principal balance of this Note plus (b) accrued but unpaid interest thereon plus (c) any and all other sums due, accrued or payable to the Holder arising under this Note, the Security Agreement, or any other Ancillary Agreement (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Company shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be seven (7) days after the date of the Notice of Redemption (or if such day is not a Business Day, the next succeeding Business Day) (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of this Note for which the Holder has previously delivered a Notice of Conversion (defined below) pursuant to Section

3.1, or for conversions elected to be made by the Holder pursuant to Section 3.1 during the Redemption Period. The Redemption Amount shall be determined as if such Holder’s conversion elections had been completed immediately prior to the date of the Notice of Redemption. On the Redemption Payment Date, the Redemption Amount (plus any additional interest and fees accruing on the Notes during the Redemption Period) must be irrevocably paid in full in immediately available funds to the Holder. In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date, then such Redemption Notice shall be null and void.

ARTICLE III

CONVERSION RIGHTS AND FIXED CONVERSION PRICE

3.1 Optional Conversion. Subject to the terms of Section 2.3 and this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date or during an Event of Default (as defined in Article IV), and, subject to the limitations set forth in Section 3.2, 3.3 and 3.10 hereof, to convert all or any portion of the outstanding Principal Amount into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. For purposes hereof, subject to Section 3.6 hereof, the initial “Fixed Conversion Price” means $1.33; notwithstanding the foregoing, if the Fixed Conversion Price as calculated above would be less than the sum of (i) the closing bid price of the Common Stock on the Principal Market last reported prior to the execution of this Agreement, plus (ii) $0.025 per share to reflect the value of the Warrants under applicable Nasdaq interpretations (such sum the “Nasdaq Market Calculation”), then the Fixed Conversion Price shall be increased so as to equal the Nasdaq Market Calculation. The shares of Common Stock to be issued upon such conversion are herein referred to as the “Conversion Shares.”

3.2 Conversion Limitation. Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of Conversion Shares which would exceed the difference between (i) 4.99% of the outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by the Holder. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Conversion Shares limitation described in this Section 3.2 shall automatically become null and void following notice to any Company upon the occurrence and during the continuance of an Event of Default, or upon 75 days prior notice to the Parent, except that at no time shall the number of shares of Common Stock beneficially owned by the Holder exceed 19.99% of the outstanding shares of Common Stock. Notwithstanding anything contained herein to the contrary, the number of shares of Common Stock issuable by the Parent and acquirable by the Holder at an average price below $1.295 per share pursuant to the terms of this Note, the Security Agreement or any other Ancillary Agreement, shall not exceed an aggregate of 2,520,966 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock) (the “Maximum Common Stock Issuance”), unless the issuance of Common Stock hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Parent’s shareholders. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to the terms of this Note, the Security Agreement or any other Ancillary Agreement, together with the number of shares of

Common Stock that would then be issuable by the Parent to the Holder in the event of a conversion or exercise pursuant to the terms of this Note, the Security Agreement or any other Ancillary Agreement, would be limited by the preceding sentence, the Parent shall promptly call a shareholders meeting to solicit shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance. Notwithstanding anything contained herein to the contrary, the provisions of this Section 3.2 are irrevocable and may not be waived by the Holder or any Company.

3.3 Mechanics of Holder’s Conversion. (a) In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion in substantially the form of Exhibit B hereto (appropriately completed) (“Notice of Conversion”) to the Parent and such Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount that is being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount as entered in its records and shall provide written notice thereof to the Parent within two (2) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Parent in accordance with the provisions hereof (including Section 5.4) shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel (if requested by the Transfer Agent) within three (3) Business Days of the date of the delivery to the Parent of the Notice of Conversion and shall cause (to the extent it has the ability to cause) the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Holder’s designated broker with the Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system within three (3) Business Days after receipt by the Parent of the Notice of Conversion in accordance with Section 5.4 (the “Delivery Date”). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Parent of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Parent written instructions to the contrary. Any obligations of the Parent under this Section 3.4 are subject to the restrictions on conversions contained in Section 3.2, 3.3 and 3.10 of the Note.

3.4 Late Payments. Each Company understands that a delay in the delivery of the Conversion Shares in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, in addition to all other rights and remedies which the Holder may have under this Note, applicable law or otherwise, the Companies shall, jointly and severally, pay late payments to the Holder for any late issuance of Conversion Shares in the form required pursuant to this Article III upon conversion of this Note, in the amount equal to $250 per Business Day after the Delivery Date. The Companies shall, jointly and severally, make any payments incurred under this Section in immediately available funds upon demand

3.5 Conversion Mechanics. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal to be converted, if any, by the then applicable Fixed Conversion Price.

3.6 Adjustment Provisions. The Fixed Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the occurrence of certain events during the period that this conversion right remains outstanding, as follows:

(a) Reclassification. If the Parent at any time shall, by reorganization, reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid Principal Amount, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock had Holder exercised its applicable conversion rights hereunder immediately prior to such reorganization, reclassification or other change.

(b) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, whether by stock split, reverse stock split or otherwise, or if a dividend is paid on the Common Stock or any preferred stock issued by the Parent in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(c) Share Issuances. Subject to the provisions of this Section 3.6, if the Parent shall at any time prior to the conversion or repayment in full of the Principal Amount issue any shares of Common Stock or securities convertible into Common Stock to a person other than the Holder (except (i) pursuant to Sections 3.6(a) or (b) above or Section 3.6(e) below; (ii) pursuant to options, warrants, convertible notes or other instruments or obligations to issue shares of the Common Stock (or securities convertible or exchangeable into Common Stock) outstanding on the date hereof as disclosed to the Holder in writing as set forth on attached Schedule 3.6 (including pursuant to the antidilution provisions applicable to any such option, warrant, convertible note, instrument or obligation); (iii) pursuant to any equity incentive plan for directors, officers, employees, consultants or service providers adopted by the Parent (provided, that such consultants or service providers are performing substantially the same functions performed by employees of the Parent on the date hereof); (iv) the Notes, the Warrants, and Common Stock issued upon conversion or exercise, as applicable, of any of the Notes or Warrants; (v) in connection with an acquisition by or of a Company, whether by merger, consolidation, sale or purchase of assets, sale or exchange of stock or otherwise, but only as to securities issued to the other party to the acquisition and/or its equity holders and not securities issued to finance such transaction; (vi) in connection with a strategic investment by or of a Company or a joint venture involving a Company, but only as to securities issued to the other party to the strategic investment or joint venture and/or its equity holders and not securities issued to finance such transaction; or (vii) if the proceeds of such issuance are used to pay in full all Obligations owed to Laurus under the Security Agreement and the other Ancillary Agreements) for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price for future conversions under this Note shall be immediately reset pursuant to the formula below. For purposes hereof, the issuance of any security of the Company convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Fixed Conversion Price upon the issuance of such securities rather than upon the issuance of Common Stock in connection with the conversion, exercise or exchange, as applicable, of such securities.

If the Parent issues any additional shares of Common Stock (other than shares and securities described in the preceding paragraph) for a consideration per share less than the then-applicable Fixed Conversion Price pursuant to this Section 3.6 then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be adjusted by multiplying the then applicable Fixed Conversion Price by the following fraction:

A + B
(A + B) + [((C –D) x B) /C]

A = Total amount of shares of the Common Stock outstanding, on a fully-diluted basis

B = Actual shares sold in the offering

C = Fixed Conversion Price

D = Offer Price

(d) Computation of Consideration. For purposes of any computation respecting consideration received pursuant to Section 3.6(c) above, the following shall apply:

(i) in the case of the issuance of shares of Common Stock, or securities, options, warrants, convertible notes or other instruments or obligations convertible, exercisable or exchangeable for Common Stock, for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Parent for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issuance of shares of Common Stock, or securities, options, warrants, convertible notes or other instruments or obligations convertible, exercisable or exchangeable for Common Stock, for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Parent (irrespective of the accounting treatment thereof); and

(iii) with respect to any shares of Common Stock issued upon the exercise, exchange or conversion of any securities, options, warrants, convertible notes or other instruments or obligations, the aggregate consideration received for such securities shall be deemed to be the consideration received by the Parent for the issuance of such convertible securities plus the additional minimum consideration, if any, to be received by the Parent upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in subsections (i) and (ii) of this Section 3.6(d)).

(e) Adjustment for Merger or Consolidation. If at any time while the Note remains outstanding, any consolidation or merger of the Parent with another Person occurs in which the Parent is the continuing or surviving company, the Holder shall have the right upon conversion to receive the kind and amount of shares or other securities and property receivable by a holder of Common Stock upon such consolidation or merger in exchange for the number of shares of Common Stock that might have been issued upon conversion, immediately prior to such consolidation or merger.

3.7 Reservation of Shares. During the period the conversion right exists, the Parent will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Conversion Shares upon the full conversion of this Note and the exercise of the Warrant, subject to the provisions of Section 3.2, 3.3 and 3.10. The Parent represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non-assessable. The Parent agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for the Conversion Shares upon the conversion of this Note.

3.8 Registration Rights. The Holder has been granted registration rights with respect to the Conversion Shares as set forth in a Registration Rights Agreement.

3.9 Issuance of New Note. Upon any partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Parent to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. Subject to the provisions of Article IV of this Note, the Parent shall not pay any costs, fees or any other consideration to the Holder for the production and issuance of a new Note.

3.10 [Intentionally Deleted]

3.11 Holder not Shareholder. This Note (prior to its conversion) in and of itself does not confer upon the Holder, as such, any voting rights or other rights or liabilities whatsoever as a shareholder of the Parent, whether such rights or liabilities are asserted by the Holder or its creditors.

3.12 Benefits of this Note. Nothing in this Note shall be construed to give to any Person other than the Parent and the Holder any legal or equitable right, or claim under this Note. This Note shall be for the sole and exclusive benefit of the Parent and the Holder.

ARTICLE IV

EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

4.1 Events of Default. The occurrence of an Event of Default under the Security Agreement shall constitute an event of default (“Event of Default”) hereunder.

4.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Contract Rate on the outstanding principal balance of this Note shall be one and one-half percent (1.5%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, in addition to all rights and remedies of the Holder under the Security Agreement and the Ancillary Agreements and all obligations of each Company under the Security Agreement and the Ancillary Agreements, to require the Companies, jointly and severally, to make a Default Payment (“Default Payment”). The Default Payment shall be (a) one hundred twelve percent (112%) of the outstanding principal balance of the Note, plus (b) accrued but unpaid interest, plus (c) all other fees then remaining unpaid, plus (d) all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes, the Security Agreement and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

ARTICLE V

MISCELLANEOUS

5.1 Conversion Privileges. The conversion privileges set forth in Article III shall remain in full force and effect immediately from the date hereof until the date this Note is indefeasibly paid in full.

5.2 Cumulative Remedies. The remedies under this Note shall be cumulative.

5.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Company at the addresses provided for such Company in the Security Agreement executed in connection herewith, and to the Holder at the address provided in the Security Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the respective Company or the Holder may designate by ten days advance written notice to the other parties hereto.

Notwithstanding the foregoing, in order for a Conversion Notice to be deemed effective and validly delivered by the Holder to the Parent, the Holder must send the Conversion Notice by telecopy (provided the Holder receives confirmation of transmission) and/or e-mail to the following persons (or such subsequent persons as the Parent shall designate in writing to the Holder):

(a)	Stuart Dawley, Vice President and General Counsel
AirNet Communications Corp.
Telecopy: (321) 676-9914
E-mail: sdawley@airnetcom.com; and

(b)	John G. Igoe, P.A.
Edwards & Angell, LLP
Telecopy: (561) 655-8719
E-mail: jigoe@edwardsangell.com

Upon Holder’s delivery of the Conversion Notice by telecopy (provided the Holder receives confirmation of transmission) and/or e-mail, the Conversion Notice will be deemed effective.

5.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

5.6 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security Agreement. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

5.7 Cost of Collection. In case of any Event of Default under this Note, the Companies shall, jointly and severally, pay the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.

5.8 Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR FIVE (5) DAYS AFTER BEING SENT BY CERTIFIED AND REGISTERED U.S. MAIL, PROPER POSTAGE PREPAID.

(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

5.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

5.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Companies to the Holder and thus refunded to the Companies.

5.11 Security Interest. The Holder has been granted a security interest in certain assets of the Companies as more fully described in the Security Agreement.

5.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.13 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Company (or its agent) shall register the Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Company of this Note to the new holder or the issuance by the Company of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Company (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).

[Balance of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, each Company has caused this Secured Convertible Minimum Borrowing Note to be signed in its name effective as of this 8th day of November 2005.

AIRNET COMMUNICATIONS CORPORATION

By:
Name:
Title:

WITNESS:

EXHIBIT A

OTHER COMPANIES

None.

EXHIBIT B

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Secured Convertible Minimum Borrowing Note)

The undersigned hereby elects to convert $             of the principal and $             of the interest due on the Secured Convertible Minimum Borrowing Note dated November __, 2005 (the “Note”) issued by AirNet Communications Corporation (the “Parent”) and the other Companies named and as defined therein into shares of Common Stock of the Parent in accordance with the terms and conditions set forth in the Note, as of the date written below.

Date of Conversion:
Conversion Price:
Shares To Be Delivered:
Signature:
Print Name:
Address:
Holder DWAC instructions

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